EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this third amendment to the Registration Statement on Form S-1 (File No. 333-113865) of our reports dated February 25, 2004 relating to the financial statements and financial statement schedule of MetroPCS, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings “Experts” and “Selected Consolidated Financial and Other Data” in such Registration Statement.

PricewaterhouseCoopers LLP

Dallas, Texas

July 2, 2004